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EXHIBIT 11.1

                               PICO PRODUCTS, INC.
                        COMPUTATION OF PER SHARE EARNINGS

                    (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

                                                              Three Months
                                                            Ended October 31,
                                                         -----------------------
                                                           1996           1995
                                                         --------       --------
NET INCOME ATTRIBUTABLE
  TO COMMON STOCK                                        $    101       $      2
                                                         --------       --------
                                                         --------       --------

PRIMARY EARNINGS PER SHARE:

  Weighted average number
    of common shares outstanding                            4,055          3,652

  Dilutive effect of stock options
    and warrants after application
    of treasury stock method                                  195            485
                                                         --------       --------
  Number of shares used to compute
    primary earnings per share                              4,250          4,137

Primary earnings per share                               $   0.02       $   0.00
                                                         --------       --------
                                                         --------       --------

FULLY DILUTED EARNINGS PER SHARE:

  Weighted average number
    of common share outstanding                             4,055          3,652

  Dilutive effect of stock options
    and warrants after application
    of treasury stock method                                  195            485
                                                         --------       --------
  Number of shares used to compute
    fully diluted earnings per share                        4,250          4,137

Fully diluted earnings per share                         $   0.02       $   0.00
                                                         --------       --------
                                                         --------       --------